SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): July 31, 2008 (August 11, 2008)

Gulf Western Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52309	98-0489324
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Woodway Drive, Suite 306W
Houston, Texas 77056
(Address of Registrant’s principal executive offices)

(713) 355-7001
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 10, 2008, Gulf Western Petroleum Corporation (the “Company”), entered into a Participation and Exclusivity Agreement (the “Participation Agreement”) with Amerpro Industries US Ltd. (“Amerpro”), a wholly owned subsidiary of Amerpro Industries, Inc. (TSX-V: APB.A)), and Caskids Operating Company, pursuant to which, among other things, the Company granted to Amerpro the exclusive right to participate in four wells (the “Prospect Wells”) on the Company’s leased acreage in Wharton County, Texas (the “Lease”).  Amerpro is responsible for 100% of the costs to drill, complete and connect each commercial well, and will earn an 86.175% working interest in and to wells and surrounding acreage with a 62.046% net revenue interest in each commercial well.

The Company retains at 9.575% carried working interest, and upon 110% payout of each commercial well (recoupment of 110% of the drilling, completion and pipeline interconnection costs paid by Amerpro), the Company shall be entitled to an additional 15.0% and 10.8% working interest and net revenue interest, respectively in such commercial wells and surrounding acreage. The Participation Agreement provided for closing on or before August 1, 2008 (“Closing”) or such other date as maybe agreed by the Company and Amerpro.  The Participation Agreement provided for Amerpro to pay the Company a $1,200,000 prospect generation fee, less amounts previously remitted to Company by Amerpro totaling $100,000.

On July 31, 2008 the Company and Amerpro entered into an amending agreement (the “Amending Agreement”) to the Participation Agreement whereby the Closing date is extended to August 28, 2008 (the "Extended Closing Date"), and provides that Amerpro will remit to Company $260,000 for the prospect generation fee on the Extended Closing Date, less $100,000 previously remitted to the Company. The remaining portion of the prospect generation fee provided for in the Participation Agreement totaling $1,000,000 has been deferred by the Company and is to be paid by Amerpro to the Company out of initial production from Amerpro’s production revenues attributable to their net revenue interests in any commercial well drilled pursuant to the Participation Agreement.

The remainder of the terms of the Participation Agreement dated June 10, 2008 remain effectively unchanged. Should Amerpro not close and remit payment to Company on or before the Extended Closing date of August 28, 2008, the Company retains the $100,000 previously remitted to Company by Amerpro as liquidating damages.  The Company’s leased acreage in Wharton County, Texas (the “Lease”) expires on August 31, 2008, and the Lease provides that a well be spud by lease expiration. The Company is working with the landowner to extend the Lease expiration.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the Agreement as attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

10.1	Amending Agreement made effective 31st July, 2008 between Gulf Western Petroleum Corporation, Amerpro Industries US Ltd. (“Amerpro”) and Caskids Operating Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2008

GULF WESTERN PETROLEUM CORPORATION

/ s / Wm. Milton Cox
Wm. Milton Cox
Chairman and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

10.1	Participation and Exclusivity Agreement dated June 10, 2008 between Gulf Western Petroleum Corporation, Amerpro Industries US Ltd. (“Amerpro”) and Caskids Operating Company